   [LOGO]

                              BARNETT BANKS, INC.
                50 N. LAURA STREET--JACKSONVILLE, FLORIDA 32202

                                                               February 28, 1997

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Barnett Banks, Inc. at 10:00 a.m. on Wednesday, April 16, 1997. A formal notice setting forth the business to come before the meeting and a proxy statement are attached. The meeting will be held in Building 500 of the Barnett Office Park, 9000 Southside Boulevard, Jacksonville, Florida. A map appears on the back cover of this proxy statement.

    At the meeting, you will be asked to elect five directors, each to serve for a three-year term, and to approve the Company's Performance-Based Incentive Plan. The Board of Directors recommends a vote "For" the election of the nominees and "For" approval of the Performance-Based Incentive Plan.

    Regardless of the number of shares you own, it is important that they are voted at the meeting. Accordingly, please sign, date and mail the enclosed proxy in the envelope provided for your convenience.

    Thank you for your cooperation and continued support.

                          /s/ CHARLES E. RICE
                          CHARLES E. RICE
                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                              BARNETT BANKS, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 16, 1997

                             ---------------------

TO THE HOLDERS OF COMMON STOCK :

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Barnett Banks, Inc. (the "Company" or "Barnett") will be held on Wednesday, April 16, 1997, at 10:00 a.m., in Building 500 of the Barnett Office Park, 9000 Southside Boulevard, Jacksonville, Florida to consider and act upon the following matters:

        1. Election of five directors of the Company, each for a three-year term;

        2.  Approval of the Company's Performance-Based Incentive Plan; and

        3. Such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record of the Company's common stock at the close of business on February 5, 1997 are entitled to notice of, and to vote on, all business that may come before the Annual Meeting.

    Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy and return it promptly to the Company in the postage-paid envelope enclosed for your use. You may revoke the proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying proxy statement.

                          By Order of the Board of Directors,

                          /s/ CATHERINE C. COSBY
                          CATHERINE C. COSBY
                          CORPORATE SECRETARY

Dated: February 28, 1997

                              BARNETT BANKS, INC.
                               50 N. LAURA STREET
                          JACKSONVILLE, FLORIDA 32202

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This proxy statement and the enclosed proxy are being furnished in connection with the solicitation by the Board of Directors of Barnett Banks, Inc. of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held Wednesday, April 16, 1997, and any adjournments thereof. This proxy statement and the accompanying proxy are being distributed to shareholders on or about February 28, 1997.

    The number printed in the upper right hand corner of the proxy/voting instruction card accompanying this proxy statement indicates the number of shares owned and includes, when applicable, shares held in the Barnett Employee Savings and Thrift ("BEST") Plan or through any of the Company's other stock purchase plans. The proxy will also instruct the trustees of the Company's stock plans how to vote any shares of the Company's common stock allocated to the accounts of participants in these plans.

    Unless contrary instructions are received, the persons named in the accompanying proxy will vote the shares represented by each proxy returned in favor of the five directors nominated and for approval of the Performance-Based Incentive Plan. Each such proxy granted may be revoked by its shareholder at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, or by voting in person at the Annual Meeting.

    Barnett has a confidential voting policy which provides that votes of all shareholders shall be held in confidence from the Company and its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against Barnett; (ii) in case of a contested proxy solicitation; or (iii) in the event a shareholder has made a written comment on the proxy material or has requested a waiver of confidentiality. Barnett employs both an independent tabulator to receive and tabulate the proxies and independent inspectors of election.

VOTING PROCEDURES

    The Company's Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Under the Florida Business Corporation Act (the "Act"), directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the Company's Amended and Restated Articles of Incorporation. Therefore, abstentions and broker non-votes have no effect under Florida law. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the New York Stock Exchange because its customer has not provided any voting instructions on the matter.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The record of shareholders entitled to vote was taken at the close of business on February 5, 1997. Each share of common stock outstanding on that date is entitled to one vote on each matter to come before the Annual Meeting. On that date, the Company had outstanding 184,994,521 shares of common stock, $2.00 par value. The closing price of the Company's common stock on the New York Stock Exchange on February 5, 1997, as reported in THE WALL STREET JOURNAL, was $44.50 per share.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes serving staggered terms in accordance with the Company's Amended and Restated Articles of Incorporation. The terms of the directors in Class III expire this year, and each of these directors has been nominated for election to a term of three years expiring in 2000.

    The directors nominated for election at the 1997 Annual Meeting of Shareholders are Marshall M. Criser, Jack B. Critchfield, Remedios Diaz Oliver, Allen L. Lastinger, Jr. and Stewart Turley. Each of the nominees was elected to the Board at the 1994 Annual Meeting of Shareholders except Mrs. Diaz Oliver, who was elected at the 1995 Annual Meeting of Shareholders.

    In order to be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in VOTING PROCEDURES on page 1. The accompanying proxy, unless otherwise specified, will be voted for the election of the five persons named above. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                            ------------------------

    Information relating to business experience, age and beneficial ownership of Company securities of each director is set forth below. All stock information is as of December 31, 1996. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers. In every instance, the shares of equity securities owned by each director individually represent less than one percent of the class owned. The shares indicated for each director have been adjusted for a two-for-one stock split in September 1996. Directors' shares also include those purchased as a result of termination of the Directors' Retirement Plan as discussed on page 8.
                            ------------------------

                           NOMINEES FOR TERMS EXPIRING IN 2000
                                   CLASS III DIRECTORS

MARSHALL M. CRISER, 68, Chairman of the law firm of Mahoney Adams & Criser, P.A. since       16,276 shares of common stock (1)
  October 1989 and President Emeritus of the University of Florida. Mr. Criser was elected to the Board of Directors in 1989 and is a member of the Corporate Responsibility
  Committee. Mr. Criser served as the President of the University of Florida from
  September 1984 to March 1989. He is also a director of BellSouth Corporation, FPL Group,
  Inc. and Perini Corporation, and serves as Chairman of the Emerald Funds Board of
  Trustees.

JACK B. CRITCHFIELD, 63, Chairman and Chief Executive Officer of Florida Progress            15,772 shares of common stock (2)
  Corporation and President Emeritus of Rollins College. Dr. Critchfield was elected to the Board of Directors in 1977 and is Chairman of the Executive Compensation and
  Management Development Committee and a member of the Executive Committee. Dr.
  Critchfield has served as Chief Executive Officer of Florida Progress Corporation (a
  diversified holding company with interests in mining, shipping, insurance and land development, and parent of Florida Power Corporation) since February 1990, assuming the additional responsibilities of Chairman of the Board on January 1, 1991. Dr. Critchfield
  is a director of Florida Progress Corporation and its subsidiary, Florida Power
  Corporation.

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
REMEDIOS DIAZ OLIVER, 58, President and Chief Executive Officer of All American              5,445 shares of common
  Containers, Inc. Mrs. Diaz Oliver was elected to the Board of Directors in 1995 and is a   stock
  member of the Corporate Responsibility Committee. Mrs. Diaz Oliver has been the
  President and Chief Executive Officer of All American Containers, Inc. and All American
  Containers of Tampa, Inc. (distributors of glass, plastic and metal containers) since
  October 1991. Mrs. Diaz Oliver is a director of Avon Products, Inc. and U.S. West, Inc.

ALLEN L. LASTINGER, JR., 54, President and Chief Operating Officer of the Company. Mr.       472,167 shares of common stock
  Lastinger was elected to the Board of Directors in 1984. He has been an executive          (3)(4)
  officer of the Company since 1980 and has served as President and Chief Operating
  Officer since January 1, 1991. Mr. Lastinger is Chairman, President and Chief Executive
  Officer of Barnett Bank, N.A.

STEWART TURLEY, 62, Chairman of Eckerd Corporation. Mr. Turley was elected to the Board of   19,630 shares of common
  Directors in 1976 and is Chairman of the Corporate Responsibility Committee and a member   stock
  of the Executive Committee. Mr. Turley served as Chairman, President and Chief Executive
  Officer of Eckerd Corporation (a retail drug store chain) from 1974 to July 1993, as
  Chairman and Chief Executive Officer from July 1993 to February 1996 and has served as
  Chairman since February 1996. Mr. Turley is a director of Eckerd Corporation, Sprint
  Corporation and Springs Industries, Inc.

                                     OTHER DIRECTORS
                                    CLASS I DIRECTORS
                                 (TERMS EXPIRING IN 1998)

WALTER H. ALFORD, 58, Executive Vice President and General Counsel of BellSouth              15,615 shares of common stock (5)
  Corporation. Mr. Alford was elected to the Board of Directors in 1982 and is a member of the Audit Committee and the Strategic Planning Committee. Mr. Alford has served in his
  BellSouth position since November 1987. He is a director of BellSouth International,
  Inc.

RITA BORNSTEIN, 61, President of Rollins College (an independent, comprehensive liberal      8,192 shares of common
  arts college with campuses in Winter Park and Melbourne, Florida). Dr. Bornstein was       stock
  elected to the Board of Directors in 1991 and is a member of the Audit Committee. Dr.
  Bornstein was appointed to her current position in July 1990.

ALVIN R. CARPENTER, 55, President and Chief Executive Officer of CSX Transportation, Inc.    10,780 shares of common
  Mr. Carpenter was elected to the Board of Directors in 1994 and is a member of the         stock
  Corporate Responsibility Committee and the Strategic Planning Committee. Mr. Carpenter
  served as President of CSX Distribution Services from July 1989 to January 1992 when he was elected to his present position. He is a director of Florida Rock Industries, Inc.,
  Regency Realty Corporation, Stein Mart, Inc. and American Heritage Life Insurance
  Company.

CLARENCE V. MCKEE, 54, Chairman, President and Chief Executive Officer of McKee              5,953 shares of common
  Communications, Inc. (a firm involved in the acquisition and management of television      stock
  and radio stations). Mr. McKee was elected to the Board of Directors in 1990 and is a member of the Corporate Responsibility Committee. He was a co-owner of WTVT Inc., licensee of WTVT Channel 13, Tampa, Florida, from 1987 to October 1992. Mr. McKee formerly practiced law and served as a director of Legal Services Corporation,
  Washington, D.C. He is a director of Florida Progress Corporation and its subsidiary,
  Florida Power Corporation, American Heritage Life Insurance Company and Checkers
  Drive-In Restaurants, Inc.

CHARLES E. RICE, 61, Chairman and Chief Executive Officer of the Company. Mr. Rice was       967,136 shares of common stock (3)
  elected to the Board of Directors in 1972 and serves as Chairman of the Executive
  Committee. He has served as Chief Executive Officer since 1979, assuming the additional responsibilities of Chairman in 1984. Mr. Rice is a director of CSX Corporation and
  Sprint Corporation.

                                    CLASS II DIRECTORS
                                 (TERMS EXPIRING IN 1999)

JAMES L. BROADHEAD, 61, Chairman and Chief Executive Officer of FPL Group, Inc. Mr.          6,520 shares of common
  Broadhead was elected to the Board of Directors in 1989 and is a member of the Audit       stock
  Committee and the Strategic Planning Committee. He has served in his present position since January 1989. Mr. Broadhead is a director of FPL Group, Inc. (a diversified holding company whose interests include Florida Power & Light Company and companies engaged in non-utility power generation and citrus production) and its subsidiary,
  Florida Power & Light Company, as well as Delta Air Lines, Inc. and The Pittston
  Company.

THOMPSON L. RANKIN, 56, President and Chief Executive Officer of Lykes Bros. Inc. and        1,248,161 shares of common stock
  subsidiary companies. Mr. Rankin was elected to the Board of Directors in 1993 and is a    (6)(7)
  member of the Executive Compensation and Management Development Committee and the
  Strategic Planning Committee. He has served as President of Lykes Bros. Inc. (an agribusiness, and juice and beverage company) since 1983, as Chairman, President and
  Chief Executive Officer since 1989 and as President and Chief Executive Officer since
  1996. In addition, he serves as Chairman and Chief Executive Officer of Shore
  Management, Inc. and Lykes Energy, Inc. He is a director of Lykes Bros. Inc., Shore
  Management, Inc. and Lykes Energy, Inc.

FREDERICK H. SCHULTZ, 68, Owner of Schultz Investments. Mr. Schultz was first elected a      178,706 shares of common stock (8)
  director of the Company in 1968, serving until 1979 when he resigned to become Vice
  Chairman of the Board of Governors of the Federal Reserve System. He was re-elected to the Board of Directors of the Company in 1982 following the expiration of his term at the Federal Reserve. He is Chairman of the Audit Committee and a member of the Executive
  Committee. He has been the owner of Schultz Investments (a private investment firm)
  since 1957. Mr. Schultz is a director of American Heritage Life Insurance Company,
  Riverside Group Inc., Southeast Atlantic Corp. and Wickes Lumber Company.

JOHN A. WILLIAMS, 54, Chairman of Post Properties, Inc. Mr. Williams was elected to the      72,519 shares of common
  Board of Directors in 1987 and is Chairman of the Strategic Planning Committee and a       stock
  member of the Executive Compensation and Management Development Committee and the
  Executive Committee. He has been Chairman of Post Properties, Inc. (a real estate development and management firm) since 1971. He is a director of Post Properties, Inc.
  and Crawford and Company.

------------------------

(1) Shares are held as follows: 6,876 as record-holder with sole voting and dispositive powers, 400 jointly with his wife with shared voting and dispositive powers and 4,000 indirectly through his wife and two children. Mr. Criser has neither voting nor dispositive powers for the shares held solely by his wife or by his children and disclaims beneficial ownership of those shares. In addition, 5,000 shares are held through IRA or pension plan accounts for Mr. Criser's benefit.

(2) Shares are held as follows: 13,772 as record-holder with sole voting and dispositive powers and 2,000 indirectly through his wife. Dr. Critchfield has neither voting nor dispositive powers for the shares held by his wife and disclaims beneficial ownership of those shares.

(3) Included in beneficial ownership are shares of common stock issuable upon the exercise of certain options exercisable immediately or within 60 days as follows: Mr. Rice, 588,750 shares and Mr. Lastinger, 268,100 shares.

(4) Shares are held as follows: 199,384 as record owner with sole voting and dispositive powers and 4,683 jointly with his wife with shared voting and dispositive powers.

(5) Shares are held as follows: 9,788 as record owner with sole voting and dispositive powers; 3,827 jointly with his wife with shared voting and dispositive powers and 2,000 in trust under the will of H.G. Alford.

(6) Shares are held as follows: 609,897 as record-holder with sole voting and dispositive powers, 638,044 indirectly as trustee for three family trusts and 220 indirectly through his wife.

(7) Lykes Bros. Steamship Co., Inc., of which Thompson L. Rankin served as Chairman, President and Chief Executive Officer until May 1996, filed for reorganization under Chapter 11 of the federal bankruptcy laws on October 11, 1995.

(8) Shares of common stock are held as follows: 41,956 as sole record owner and 136,750 indirectly through his wife with shared voting and dispositive powers.

SECURITIES OWNERSHIP OF MANAGEMENT

    As of December 31, 1996, all executive officers and directors of the Company as a group, a total of 28 persons, owned beneficially 3,937,066 shares of common stock, or 1.99 percent of the common stock outstanding. Included in such beneficial ownership is an aggregate of 1,452,888 shares of common stock which certain of the Company's executive officers have the right to acquire immediately or within 60 days upon the exercise of certain options. Such total includes shares held by officers named in the SUMMARY COMPENSATION table on Page 11 as follows: Mr. Nobles, 143,338; Mr. Newman, 106,585; Mr. Brewer, 99,962; and Ms. Beaubouef, 32,382. In the case of each of the individuals named, the shares of equity securities owned represent less than one percent of the class owned. Information relating to the securities ownership of directors is shown beginning on page 2.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and any persons owning more than 10 percent of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. During 1996, the executive officers and directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except that Alvin R. Carpenter, a director of the Company, made one late filing relating to a 1996 stock purchase and Charles E. Rice, Chairman, made one late filing relating to 1996 stock gifts. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                             BOARD OF DIRECTORS AND
                   STANDING COMMITTEES; DIRECTOR COMPENSATION

    If elected, the five nominees along with the Class I and Class II Directors will constitute the Board of Directors of the Company. During 1996, the Board held a total of eight regular meetings and two special meetings.

    The Board of Directors maintains five standing committees: Audit, Corporate Responsibility, Executive Compensation and Management Development, Strategic Planning and Executive, which are described below. Members of these committees are elected annually at the Board meeting immediately following the Annual Meeting of Shareholders. Under the Company's Bylaws, the Board of Directors is authorized to designate other members of the Board to serve in the place of absent members of any committee. The Board of Directors does not have a nominating committee, although the Corporate Responsibility Committee reviews the qualifications of prospective nominees and makes recommendations to the Board of Directors on nominees to fill new or vacant Board seats.

    The Audit Committee comprises Messrs. Schultz (Chairman), Alford and Broadhead and Dr. Bornstein, none of whom is an officer of the Company. During 1996, this committee held six meetings. The principal responsibilities of the Audit Committee are: (1) approval of the accounting firm to be employed by the Company as its independent auditor; (2) approval of the selection, compensation and termination of the Company's General Auditor and the Senior Vice President of Credit Quality; (3) consultation with internal auditors and the independent public accountants with regard to the audit plan; (4) determination that no restrictions are placed by management on the scope or implementation of either the internal auditors' or independent public accountants' examination of the Company; (5) review of the Company's credit quality review function, the methods used to test loan quality and the adequacy of the Company's allowance for loan losses; (6) consultation with the internal auditors and the Company's independent public accountants with respect to the adequacy of internal accounting controls; (7) review of new or proposed accounting standards which affect the banking industry and their impact on the Company; (8) review with management, the General Auditor, and the independent public accountants, of the basis for the reports issued under Section 363.2 of the FDIC Improvement Act of 1991; (9) review of the adequacy of the Company's Investments and Asset/Liability Management policies and results for compliance; and (10) consultation with the General Counsel and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company.

    The Corporate Responsibility Committee comprises Messrs. Turley (Chairman), Carpenter, Criser and McKee and Mrs. Diaz Oliver. The Corporate Responsibility Committee held five meetings during 1996. The Corporate Responsibility Committee is responsible for addressing issues of public policy and social responsibility which affect the interests and welfare of the Company and its shareholders, employees, customers and other constituents, and the communities in which they operate. The principal responsibilities of the Committee are: (1) equal employment opportunity, including affirmative action programs and practices; (2) community affairs activities; (3) charitable contributions and contributions of human services; (4) corporate governance matters affecting public responsibility, including reviewing and recommending to the full Board of Directors nominees to fill new or vacant Board positions; (5) the Barnett Employee Code of Conduct and conflict of interest standards; (6) political activities; and (7) compliance with non-financial, legal and regulatory requirements affecting the Company's governance and operations.

    The Executive Compensation and Management Development Committee comprises Dr. Critchfield (Chairman) and Messrs. Rankin and Williams. During 1996, the Committee held six meetings. The principal responsibilities of the Committee are: (1) recommending the compensation arrangement of the Company's chief executive officer to the Board of Directors; (2) approving the compensation of certain other senior officers of the Company and its affiliates; (3) developing and administering the Company's incentive and deferred compensation plans; (4) periodically reviewing the Company's benefit programs; (5) serving as the Stock Option Committee on behalf of the Board of Directors; and (6) reviewing succession plans for key executive positions.

    The Strategic Planning Committee comprises Messrs. Williams (Chairman), Alford, Broadhead, Carpenter and Rankin. During 1996, the Strategic Planning Committee held seven meetings. The principal responsibilities of the Strategic Planning Committee are: (1) to review and recommend to the Board for approval long-term business objectives and strategic plans developed by management; (2) to review the business development activities recommended by management, including the consistency of such activities with long-term business objectives and strategic plans of the Company and the Company's annual strategic plan; (3) to review, approve, or recommend to the full Board, as appropriate, strategic decisions regarding expansion, contraction or exit from existing lines of business and entry into lines of business that involve new strategic directions for the Company, including acquisitions, joint ventures, or dispositions of businesses and capital assets transactions and the financing of such transactions; (4) to work in conjunction with management to keep the full Board informed of the long-term business objectives and strategic plans of the Company and critical issues associated with those objectives and plans; (5) to provide guidance to management, as appropriate, in the development of the Company's long-term strategic direction and business objectives; (6) to review with management and recommend to the Board, where appropriate, changes in corporate structure or corporate organization; (7) to provide oversight of, review and keep informed on a timely basis with respect to the Company's corporate finance and capital management plans; and (8) to review and, where appropriate, make recommendations to the full Board with respect to financial plans and policy.

    The Executive Committee comprises the Chief Executive Officer, who serves as Chairman of the Committee, as well as the chairperson of each of the Board's standing committees, currently Messrs. Schultz, Turley, Williams and Dr. Critchfield. The Executive Committee is authorized to act on behalf of and to exercise all of the powers of the full Board of Directors when the Board is not in session, except as limited by the Company's Bylaws or by Florida law. The Executive Committee did not meet during 1996.

    In 1996, all members of the Board attended at least 75 percent of the meetings of the Board and all committees on which they served.

    In November 1996, the Executive Compensation and Management Development Committee recommended and the Board adopted certain changes to the way directors are compensated for their services. These changes are designed to increase the share ownership of directors, thereby further aligning the directors' interests with those of the shareholders. Specifically, the existing Directors' Retirement Plan was terminated and, beginning in 1997, all director retainers are paid in Company stock.

    The Directors' Retirement Plan, which provided for a cash retirement benefit based on length of service and annual retainer, was terminated effective December 31, 1996. The present value of any accrued benefit in the retirement plan as of that date was credited to each director in a lump-sum amount and used to purchase stock in the Directors' Stock Deferral Plan. The stock is reflected in the beneficial ownership of shares attributable to each director reported beginning on page 2.

    The Directors' Stock Deferral Plan, approved by shareholders in 1994, allows directors to receive some or all of their annual retainer and other fees in the form of Barnett common stock held in a deferred compensation account. A Directors' Deferral Plan allows directors to defer all or part of their fees into a deferred income benefit account. Directors choosing the deferred income benefit receive supplemental retirement or survivor benefits over a five-to-twenty year period. In 1996, participation by directors in either deferral plan was discretionary.

    Non-management directors of the Company receive a monthly retainer and fees for attendance at Board or committee meetings. For 1996, each director received a monthly retainer of $2,000, except that each director who chaired a committee received a monthly retainer of $2,500. Directors also received $2,000 for each Board meeting and $1,000 for each committee meeting attended. Beginning in 1997, the monthly retainer will be paid in stock and will increase to $2,500, except that each director who chairs a committee will receive a monthly retainer of $3,000. Directors may elect to receive their retainer in shares of stock purchased through the Employee Stock Purchase Plan, or they may defer their retainer into the Directors' Stock Deferral Plan.

    To further align directors' interests with those of the shareholders, the Company has also proposed the Performance-Based Incentive Plan which would provide, among other things, grants for annual stock option awards to non-management directors. Such awards would be granted at fair market value on the date of the Company's Annual Meeting of Shareholders. The awards would carry a term of ten years, with 50 percent of each award vesting on the third anniversary of the grant, and an additional 25 percent of each award vesting on the fourth and fifth anniversaries of the grant. Awards would also vest upon death or disability of the director, upon retirement from the Board with at least five years of service, or upon certain events resulting in a change in control (see Proposal 2 beginning on page 18). Each director as of the 1997 Annual Meeting of Shareholders would be granted a stock option award of 5,000 shares on that date. At subsequent annual meetings, each director would receive a stock option award of 2,000 shares, except that any new director would receive an initial award of 5,000 shares upon election to the Board of Directors.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    During 1996, Dr. Critchfield and Messrs. Rankin and Williams served as members of the Board's Executive Compensation and Management Development Committee. No member of the Committee was, or ever has been, an officer or employee of the Company.

    Dr. Critchfield and Mr. Williams, and certain companies with which Messrs. Rankin or Williams are associated, are customers of and have banking transactions with the Company's subsidiary or branch banks in the ordinary course of business. As described in the section entitled CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS on page 23, all loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the managements of the subsidiary or branch banks, did not involve more than the normal risk of collectibility or present other unfavorable features.

    Charles E. Rice, Chairman and Chief Executive Officer of Barnett, is a director of CSX Corporation and a member of its compensation committee. Alvin R. Carpenter, a director of Barnett, is President and Chief Executive Officer of CSX Transportation, Inc., and is an executive officer of CSX Corporation for proxy reporting purposes.

                    REPORT OF THE EXECUTIVE COMPENSATION AND
                        MANAGEMENT DEVELOPMENT COMMITTEE

    COMPENSATION PHILOSOPHY. The Company's Board of Directors strongly believes that the maximization of corporate performance and, in turn, shareholder value, depends on close alignment of the financial interests of shareholders and those of the Company's employees, including its senior managers. Accordingly, the Executive Compensation and Management Development Committee (the "Committee") and the Company adhere in both principle and practice to the concept of pay-for-performance. The Company maintains incentive compensation programs for all managerial employees. The Company's compensation program for senior managers is variable and closely tied to corporate, business unit and individual results. Those programs place "at risk" a significant portion of senior manager compensation in a manner that encourages a sharp and continuing focus on building shareholder value.

    The compensation of senior management at Barnett includes three components: first, a base salary that reflects the scope of the executive's responsibilities and is competitive within the financial services industry; second, an annual cash-based incentive, closely tied to the Company's success in achieving significant financial performance goals as set forth in advance by the Committee; and third, a long-term incentive that links rewards to value created for shareholders. The competitiveness of the Company's compensation programs is evaluated by reviewing several survey sources as well as disclosed proxy information for the top executives of other financial services institutions. The proxy information is reviewed both for the banks that comprise the KBW 50 Total Return Index, a stock performance index described on page 15, and for a specific subset of 17 peer banks. The Committee meets in January of each year to review results from the prior year, to recommend annual incentive awards for Mr. Rice and other executives of the Company, and to recommend the salary level for Mr. Rice for the coming year.

    A more detailed discussion of how these elements of pay work together and specific actions taken in recent years follows.

    BASE SALARY. It is Barnett's compensation policy to maintain salary levels that are competitive with those paid to senior managers with comparable responsibilities at comparable financial institutions. Mr. Rice's 1996 salary of $835,000 was unchanged from 1995.

    ANNUAL INCENTIVE PAY--DIRECT TIE TO BUSINESS PERFORMANCE. The Company desires to pay annual incentives that provide average rewards for average results and to pay at or above the 75th percentile of industry norms for outstanding results. No awards are paid if specified targets are not met.

    Each year, the Committee approves annual incentive targets under the Company's shareholder approved performance-based Annual Incentive Plan (the "Annual Plan") for the Company's Chief Executive Officer, the five other most highly compensated officers and all other senior managers. The Annual Plan allows an annual incentive award of up to 200 percent of base salary for the CEO (capped at $1,500,000), up to 160 percent of base salary for the Chief Operating Officer, and up to 120 percent of base salary for the other named executives, based on the Company's achievement of specific earnings-per-share results. Other senior managers may earn incentive awards based on various business unit measures and Company earnings-per-share goals which are established at the beginning of the year. The Company believes that the Annual Plan complies with the terms of the federal Revenue Reconciliation Act of 1993 covering the deductibility of executive compensation for incentive plans.

    The Company earned $2.86 per fully diluted share in 1996. Based on these results, which exceeded the earnings-per-share goals, the Committee granted Mr. Rice an incentive award of $1,500,000 under the Annual Plan.

    The Committee may also grant awards in recognition of contributions not specifically related to the Company's financial performance. In 1996, the Committee granted Mr. Rice a one-time cash award of $200,000 in recognition of his leadership in expanding opportunities for the banking industry to sell insurance, and in recognition of the Company's national leadership in employment practices and advancement of women.

    LONG-TERM PAY--EMPHASIS ON STOCK APPRECIATION AND OWNERSHIP. The Company's strategy is to use stock and stock-based compensation to reward executives for outstanding long-term results.

    Stock options are awarded under the terms of the shareholder-approved Amended and Restated 1989 Long Term Incentive Plan (the "Long Term Plan"). Any value from stock options is directly related to the gains realized by all shareholders over the same period. An independent consultant analyzed the competitiveness of the Company's long-term pay plans and developed ranges of stock option and restricted stock grants that were determined to be competitive in the industry. Using these ranges as guidelines and in recognition of the Company's performance, the Committee in 1996 granted Mr. Rice options to purchase 200,000 shares of Barnett stock (adjusted for a two-for-one stock split subsequent to the grant).

    Restricted stock grants can also be made to certain key executives. These awards are tied directly to the achievement of specific management objectives. The shares carry either tenure requirements or performance restrictions that the executive and the Company must achieve before the executive may own the shares. If the tenure or performance goals (which may include return on assets, leverage ratio and loan loss reserve targets) are not met, the number of restricted shares that are earned can be reduced to zero. In 1994, restricted stock grants were made to certain key executives. Fifty percent of the shares awarded carried performance restrictions, while the remaining fifty percent of the shares awarded vest at a rate of one-third each successive year of 1997-1999. The Committee did not award any restricted shares in 1995 or 1996.

    By providing direct links between pay and performance, the Committee is confident that the Company's compensation programs for Mr. Rice and other executive officers align management's interests with the annual and long-term interests of the shareholders.

                              Jack B. Critchfield, Chairman
                              Thompson L. Rankin
                              John A. Williams

                     EXECUTIVE PAY AND PERFORMANCE RESULTS

    The SEC requires disclosure of the compensation earned by the Company's five most highly-compensated executive officers, determined by total annual salary and bonus for the last fiscal year. Reflecting identical salary and bonuses for certain of the Company's executive officers, the SUMMARY COMPENSATION table below sets forth a summary of the compensation earned by the Company's six most highly compensated executive officers during 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                         -------------------------------
                                      ANNUAL COMPENSATION                      AWARDS          PAYOUTS
                         ---------------------------------------------   -------------------  ----------
          (A)            (B)      (C)         (D)            (E)            (F)        (G)       (H)            (I)
                                                                         RESTRICTED           LONG-TERM
       NAME AND                                         OTHER ANNUAL       STOCK     OPTIONS/ INCENTIVE      ALL OTHER
  PRINCIPAL POSITION     YEAR  SALARY($)    BONUS($)   COMPENSATION($)   AWARDS($)   SARS(#)  PAYOUTS($)  COMPENSATION($)
-----------------------  ----  ---------   ----------  ---------------   ---------   -------  ----------  ---------------

Charles E. Rice          1996  $835,000    $1,700,000    $1,773,312             0    200,000  $1,847,812     $213,444
  Chairman & CEO         1995   835,000       935,200       536,739             0    150,000    459,800       212,049
                         1994   785,000       922,500        30,683      $922,500    120,000    229,900       206,129

Allen L. Lastinger, Jr.  1996   500,000       800,000       382,490             0    100,000    923,906        90,845
  President & COO        1995   500,000       420,000       538,792             0    70,000     247,600        89,638
                         1994   450,000       461,250        15,334       461,250    60,000     123,800        86,638

Hinton F. Nobles, Jr.    1996   300,000       360,000        57,240             0    40,000     492,750        35,585
  Executive Vice         1995   300,000       201,600         2,059             0    36,000     118,400        32,278
  President              1994   270,000       221,400         8,973       246,000    30,000      59,200        29,201

Charles W. Newman        1996   300,000       360,000       122,968             0    40,000     492,750        35,585
  Chief Financial        1995   300,000       201,600           601             0    36,000     118,400        32,278
  Officer                1994   270,000       221,400         7,670       246,000    30,000      59,200        28,151

Richard C. Brewer        1996   300,000       360,000       571,377             0    40,000     492,750        35,585
  Chief Credit Policy    1995   300,000       201,600       163,748             0    30,000     108,000        32,278
  Executive              1994   262,500       217,280         9,292       246,000    18,000      51,400        27,476

Judith S. Beaubouef      1996   300,000       360,000         1,259             0    40,000     492,750        35,585
  Chief Legal            1995   300,000       201,600           108             0    30,000           0        27,378
  Executive              1994   200,000       166,500           106       246,000     6,000           0        16,487

------------------------

Explanation of Columns:

(c) SALARY: Total salary paid during the calendar year.

(d) BONUS: Annual incentive award paid for results achieved during the calendar year. The REPORT OF THE EXECUTIVE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE beginning on page 9 describes the criteria for the plan under which annual incentive awards are made. Any bonus awards deferred at the election of the officer are included in the reported amounts. The bonus for Mr. Rice includes a one-time award of $200,000 in recognition of his leadership in expanding opportunities for the banking industry to sell insurance, and in recognition of the Company's national leadership in employment practices and advancement of women.

(e) OTHER ANNUAL COMPENSATION: Specific forms of cash and non-cash compensation paid, awarded or earned not properly categorized as salary or bonus and designated as Other Annual Compensation under SEC rules and regulations. The 1996 amounts include interest earned on deferred compensation that exceeds specified market rates ($20,217 for Mr. Rice, $6,216 for Mr. Lastinger, $4,414 for Mr. Nobles, $2,647 for Mr. Newman, $3,354 for Mr. Brewer, and $1,259 for Ms. Beaubouef) and taxes of $89,220 paid on Mr. Rice's benefit accrual under the Supplemental Executive Retirement Plan.

    Part of Mr. Rice's compensation is deferred under the Management Security Plan, a non-qualified deferral plan that was introduced in 1982 and closed to new participation in 1984. An Executive Deferral Plan was implemented in 1990 for Mr. Rice and Mr. Lastinger. The Management Deferral Plan, an identical plan, was introduced in 1991 and made available to key employees and executives.

    The shareholder-approved Long Term Plan provides cash payments to certain senior executives upon the exercise of non-qualified stock options. The purpose of these payments is to encourage executives to retain their Company stock upon exercise. Messrs. Rice, Lastinger, Nobles, Newman and Brewer exercised stock options in 1996 which triggered tax reimbursement payments of $1,663,875, $376,274, $52,826, $120,321 and $568,023, respectively. No named executive officer sold any stock in 1996.

    The value of all other personal benefits and perquisites received by the named executive officers in 1996 was less than the required reporting threshold.

(f) RESTRICTED STOCK: Stock awarded to an executive that carries certain tenure restrictions. The restrictions on shares of restricted stock granted in 1994 expire for one-third of the shares on January 1, 1997, one-third of the shares on January 1, 1998 and one-third of the shares on January 1, 1999. Dividends on restricted stock are paid to the grantees. As of December 31, 1996, the total number of shares of restricted stock and the value of said shares (based on the closing market value of $41.125 per share on said date) outstanding for each of the persons listed above are as follows: Mr. Rice, 45,000 shares, $1,850,625; Mr. Lastinger, 22,500 shares, $925,312; Messrs.
    Nobles, Newman and Brewer and Ms. Beaubouef, 12,000 shares each, $493,500 each. No restricted shares were awarded to the named executive officers in 1996.

(g) STOCK OPTIONS/SARS: Grants of stock options made during the calendar year. These awards are made under the Company's Long Term Plan.

(h) LONG-TERM INCENTIVE PAYOUTS: Cash awards made for long-term performance in 1994 and 1995. These awards were made under the Company's Performance Unit Plan that was initiated in 1991 and phased out in 1993. No further grants will be made. The amounts for 1996 reflect performance-based restricted stock vesting as a result of the achievement of certain corporate goals.

(i) ALL OTHER COMPENSATION: All other compensation which does not fall under any of the aforementioned categories. The amounts shown in this column for 1996 comprise the following payments made by the Company: (i) Mr. Rice: $9,500 matching contribution to 401(k) plan, $156,250 premium for Executive Life Insurance Plan, $4,614 premium for Management Security Plan, $1,276 cumulative excess interest earned on Management Security Plan deferrals, $40,598 matching contribution to Management Excess Savings Plan, and $1,206 excess liability insurance premium; (ii) Mr. Lastinger: $9,500 matching contribution to 401(k) plan, $59,640 premium for Executive Life Insurance Plan, $20,499 matching contribution to Management Excess Savings Plan, and $1,206 excess liability insurance premium; (iii) Mr. Nobles: $9,500 matching contribution to 401(k) plan, $16,380 premium for Executive Life Insurance Plan, $8,499 matching contribution to Management Excess Savings Plan, and $1,206 excess liability insurance premium; (iv) Mr. Newman: $9,500 matching contribution to 401(k) plan, $16,380 premium for Executive Life Insurance Plan, $8,499 matching contribution to Management Excess Savings Plan, and $1,206 excess liability insurance premium; (v) Mr. Brewer: $9,500 matching contribution to 401(k) plan, $16,380 premium for Executive Life Insurance Plan, $8,499 matching contribution to Management Excess Savings Plan, and $1,206 excess liability insurance premium; and (vi) Ms. Beaubouef: $9,500 matching contribution to 401(k) plan, $16,380 premium for Executive Life Insurance Plan, $8,499 matching contribution to Management Excess Savings Plan, and $1,206 excess liability insurance premium.

                             LONG-TERM COMPENSATION

    Long-term compensation may be distinguished from annual compensation by the time frame for which performance results are measured or the means by which the value of the award is determined. While annual compensation covers a calendar year, the Company's Long Term Plan covers a three-year period. As previously described, long-term compensation includes stock options and restricted stock granted through the Long Term Plan.

    The OPTION/SAR GRANTS IN LAST FISCAL YEAR table provides the number and hypothetical value of option grants made in 1996. The AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/ SAR VALUES table provides information on options exercised as well as the year-end value of stock options held by the Company's six most highly compensated officers. Shares in the following tables have been adjusted for a two-for-one stock split in 1996.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                          NUMBER OF
                          SECURITIES     % OF TOTAL
                          UNDERLYING    OPTIONS/SARS
                           OPTIONS/      GRANTED TO      EXERCISE
                             SARS       EMPLOYEES IN     OR BASE       EXPIRATION         GRANT DATE
NAME                     GRANTED (#)    FISCAL YEAR    PRICE ($/SH)       DATE       PRESENT VALUE ($)(2)
-----------------------  ------------   ------------   ------------   -------------  --------------------
Charles E. Rice             200,000           8.6%       $30.6875     Feb. 21, 2006      $ 1,337,824

Allen L. Lastinger, Jr.     100,000           4.3         30.6875     Feb. 21, 2006          668,912

Hinton F. Nobles, Jr.        40,000           1.7         30.6875     Feb. 21, 2006          267,565

Charles W. Newman            40,000           1.7         30.6875     Feb. 21, 2006          267,565

Richard C. Brewer            40,000           1.7         30.6875     Feb. 21, 2006          267,565

Judith S. Beaubouef          40,000           1.7         30.6875     Feb. 21, 2006          267,565

All Optionees             2,324,942         100.0         30.6280                         15,551,816

------------------------

(1) The Long Term Plan allows for the granting of options to certain officers and key employees that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") and non-qualified stock options ("Non-Qualified Stock Options"). The vesting schedule, exercise price, term and tax reimbursement features of Incentive Stock Options and Non-Qualified Stock Options are established under the Long Term Plan.

(2) This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect the Company's view of the appropriate value or methodology for purposes of financial reporting.

    This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions: exercise price is equal to the market value on day of grant; estimated dividend yield of 3.29 percent; standard deviation of stock price volatility of 0.3008; risk free rate factor of 5.37 percent; average option term of 5 years, representing the average historical period of time from date of grant to exercise; discount for possible cancellations based on historical rate of 13.8 percent. These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. THERE IS NO ASSURANCE THE VALUE REALIZED BY AN EXECUTIVE WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK-SCHOLES MODEL.

    The actual value of options will depend on the market value of the Company's common stock on the dates the options are exercised. No realization of value from the option is possible without an increase in the price of the Company's common stock, which would benefit all shareholders.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                                                                             OPTIONS/SARS AT FISCAL                  AT
                                                                                  YEAR-END (#)           FISCAL YEAR-END ($)(1)(2)
                                       SHARES ACQUIRED   VALUE REALIZED    ---------------------------   --------------------------
NAME                                   ON EXERCISE (#)       ($)(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
-------------------------------------  ---------------   ---------------   -----------   -------------   -----------  -------------
Charles E. Rice......................      131,350         $2,215,249        502,500         557,500     $12,524,062   $  9,275,000

Allen L. Lastinger, Jr...............       45,050            820,210        223,400         285,000       5,545,600      4,772,025

Hinton F. Nobles, Jr.................       13,400            236,106         82,500         131,500       2,037,687      2,254,687

Charles W. Newman....................       16,100            318,744         51,652         126,248       1,245,604      2,143,983

Richard C. Brewer....................       61,550            933,594         14,504         104,846         289,861      1,712,832

Judith S. Beaubouef..................            0                  0         13,754          80,746         342,735      1,219,764
                                           -------       ---------------   -----------   -------------   -----------  -------------
                                           -------       ---------------   -----------   -------------   -----------  -------------

    Total............................      267,450         $4,523,903        888,310       1,285,840     $21,985,549   $ 21,378,291

------------------------

(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(2) Based on a year-end price of $41.125 per share.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

    The SEC requires a five-year comparison of stock performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return ranked against the S&P 500 and the KBW 50 Total Return Index over a five-year period is shown on the following graph. The KBW 50 Total Return Index, developed by banking specialist Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank stock index composed of 50 of the nation's most important banking companies, including all money-center and most major regional banks, and is meant to be representative of the price performance of the nation's large banks.

    The KBW 50 Index is used by investors to access performance and by banking companies to compare their total return performance against an industry peer group. For the year ended December 31, 1996, Barnett's performance ranked eleventh of the 50 banks in the index. This graph assumes that $100 was invested on December 31, 1991 in Barnett common stock and the other indices, and that all dividends were reinvested. The performance graph below shall not be deemed incorporated by reference as a result of any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                    CUMULATIVE TOTAL RETURNS FOR FIVE YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BARNETT BANK    S&P 500    KBW 50 TOTAL RETURN
1991                $100       $100                   $100
1992                 128        108                    127
1993                 133        118                    134
1994                 127        120                    128
1995                 203        165                    204
1996                 292        203                    289

                                RETIREMENT PLANS

    The Company and its subsidiaries maintain a non-contributory, defined benefit retirement plan (the "Qualified Plan") for all employees meeting specified age and length-of-service requirements. Under the Qualified Plan, eligible employees are entitled to receive at their normal retirement date (the later of age 65 or the fifth anniversary of employment), a monthly income payable for life with optional forms of payment available. The formula used to calculate the benefit is based on final average monthly compensation and length of service. Certain minimum pension and death benefits are also provided. Vesting of benefits occurs after five years of service.

    Compensation for purposes of the Qualified Plan includes salary and bonus as shown in columns (c) and (d) of the SUMMARY COMPENSATION table. Compensation under the Qualified Plan was limited to $150,000 during 1996 under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"); all executive officers listed in the SUMMARY COMPENSATION table on page 11 were affected by this limit in 1996.

    Additionally, the Company and its subsidiaries maintain a non-contributory defined benefit pension plan (the "Supplemental Executive Retirement Plan" or the "SERP") for certain senior officers. This plan, which was adopted in August 1984, restores benefits lost by limitations enacted as part of the Employee Retirement Income Security Act of 1974 ("ERISA") and further reduced by the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. Without the SERP, the maximum annual amount payable in 1996 to any participant under the Company's Qualified Plan would be the lesser of $120,000 or the average of the participant's highest five years of compensation. The SERP also provides for a minimum benefit from Social Security, the Company's defined benefit pension plan and a prior employee pension plan, which is equal to the applicable percentage in the SERP document of the two-year average base salary and annual incentive pay in the case of disability or retirement and 40 percent of the applicable two-year average base salary and annual incentive pay in the event of death.

    Compensation for purposes of the Supplemental Executive Retirement Plan includes salary and bonus as shown in columns (c) and (d) of the SUMMARY COMPENSATION table, including salary and bonus deferred at the election of an executive officer under the Company's 401(k) and Management Excess Savings plans, the Executive and Management Deferral Plans, and the contributory Management Security Plan, but does not include salary and bonus deferred under other arrangements.

    Because the computations are made on an actuarial basis, amounts contributed or expensed annually under these plans for the benefit of individual employees are not and cannot readily be calculated separately or individually with precision. The following table shows the estimated annual benefits payable under the plans upon retirement to persons in a range of salary and years-of-service classifications.

                   ANNUAL BENEFIT AT NORMAL RETIREMENT (1)(2)
                             (DOLLARS IN THOUSANDS)

                          YEARS OF SERVICE
REMUNERATION -----------------------------------------------
35 ------       15           20               25
           -------------  ---------       ----------
                                                30
                                                --
                                                ------------------------------
$       125    $     42.2 $     56.3 $     70.3 $     76.6 $     82.8
        200          67.5       90.0      112.5      122.5      132.5
        300         101.3      135.0      168.8      183.8      198.8
        400         135.0      180.0      225.0      245.0      265.0
        500         168.8      225.0      281.3      306.3      331.3
        750         253.1      337.5      421.9      459.4      496.7
      1,000         337.5      450.0      562.5      612.5      662.5
      1,250         421.9      562.5      703.1      765.6      826.1
      1,500         506.3      675.0      843.8      918.8      993.8
      1,750         590.6      787.5      964.4    1,071.9    1,159.4
      2,000         675.0      900.0    1,125.0    1,225.0    1,325.0
      2,250         759.4    1,012.5    1,265.6    1,376.1    1,490.6
      2,500         843.8    1,125.0    1,406.3    1,531.3    1,656.3

------------------------

(1) Amounts shown in this table include amounts payable by the Supplemental Executive Retirement Plan under the restoration formula for participants as of February 15, 1990. This restoration formula provides a benefit which restores retirement plan benefits lost due to benefit and earnings limitations as well as plan changes mandated by the Tax Reform Act of 1986.

(2) All benefits are subject to an offset equal to 2 percent of primary Social Security multiplied by the years of service (maximum of 25).

    As of December 31, 1996, the credited years of service and annual compensation covered under the Company's retirement plans for the executive officers named in the SUMMARY COMPENSATION table on page 11 were as follows: Mr. Rice, 32 years, $2,535,000; Mr. Lastinger, 26 years, $1,300,000; Mr. Nobles, 23 years, $660,000; Mr. Newman, 14 years, $660,000; Mr. Brewer, 26 years, $660,000;
and Ms. Beaubouef, 9 years, $660,000.

                             EMPLOYMENT AGREEMENTS

    Believing that the continued services and contributions of certain key executives are in the best interests of the Company's shareholders and are essential to the Company's continued well-being, the Company has entered into employment agreements with Messrs. Rice, Lastinger, Nobles, Newman and Brewer, and Ms. Beaubouef, to provide certain benefits in the event of their termination or demotion (other than for cause, as defined), during the specified period following a change of control in the management of the Company.

    The agreements provide for a lump sum distribution of three years' (for Messrs. Rice and Lastinger) or two years' (for Messrs. Nobles, Newman and Brewer and Ms. Beaubouef) compensation. Compensation is measured by determining the highest base salary plus the highest incentive compensation of the affected officer for the three-year period preceding termination of employment. During the applicable period, the Company will continue to provide life, health and disability insurance (or coverage comparable to that provided by the Company), such benefits to be offset by those provided by any new employer. Each executive will be credited with years of actual service to the Company, plus the number of years covered by the employment contract for purposes of computing pension plan benefits. Finally, each of the agreements provides that the amounts to be received by the executives will be increased by an amount necessary to reimburse them for any taxes resulting from such payments.

        PROPOSAL 2: APPROVAL OF THE PERFORMANCE-BASED INCENTIVE PLAN OF
                              BARNETT BANKS, INC.

    At the Annual Meeting, shareholders will be asked to consider and vote on the Performance-Based Incentive Plan (the "Plan"), which combines features of the Company's Amended and Restated 1989 Long Term Incentive Plan and the Company's Annual Incentive Plan, and which, if approved, will replace both of these plans. The Plan establishes the types of objectives used to measure and compensate for annual and long-term performance. The Plan also allows for the reservation for future issuance of a total of 8.5 million shares of common stock, of which no more than 1.5 million shares may be used for restricted stock awards. The Plan is designed to motivate senior management, key employees and directors to continue their efforts to improve the success and the growth of the Company and to encourage senior management, key employees and directors to remain with the Company.

    The Plan will provide for the grant of incentive and non-qualified stock options, stock appreciation rights ("SARs"), performance units and/or restricted stock to key employees of the Company and its subsidiaries, and non-qualified stock options to the Company's non-management directors. Additionally, the Plan will provide for performance-based annual cash incentive awards to the Company's senior management, including the Company's Chief Executive Officer and the other named executive officers.

    The Plan will comply with the final Treasury Regulations relating to deductibility of executive compensation paid to the named executive officers under Section 162(m) of the Code, which were released in final form subsequent to approval of the Amended and Restated 1989 Long Term Incentive Plan and Annual Incentive Plan by the shareholders in 1994. Deductibility under the Code of executive compensation would be limited to $1 million for any named executive officer, unless such compensation is based on the attainment, as certified by a committee of two or more outside directors, of specified performance goals established in advance by such committee and paid pursuant to a plan approved by the shareholders.

    The Board of Directors of the Company may amend or terminate the Plan at any time. However, certain amendments may not be adopted without the approval of the shareholders, including any amendment that would increase the total number of shares issuable under the Plan, alter the class of eligible employees or increase the total award payable to the Chief Executive Officer.

    The following is a summary of certain provisions of the Plan, a copy of which is attached as Appendix A to this proxy statement. The summary set forth below does not purport to be complete and is qualified in its entirety by reference to provisions of the Plan.

    ANNUAL INCENTIVE COMPONENT

    The Company has long adhered to the principle of pay-for-performance. The annual incentive component of the Plan is an integral part of the Company's compensation program, tying annual cash incentive awards for named executive officers to the achievement of specific financial goals. Other senior management is also eligible to participate in the annual incentive component of the Plan, but with accountability for various business unit measures such as earnings, return on equity, overhead ratio, asset quality, product sales and specific individual objectives, as well as Company financial goals.

    The annual incentive component of the Plan is administered by the Executive Compensation and Management Development Committee (the "Committee"), which currently consists of three outside directors, none of whom has ever been an employee of the Company or any subsidiary. The Committee establishes written financial goals for the named executive officers at the beginning of each year. These goals are objective, with threshold, target and maximum performance levels, and corresponding award payouts. Goals are based on the Company's business plan approved by the Board of Directors. Before any payout can occur, the Committee must certify that the established goals were satisfied. The maximum annual incentive is set at 200 percent of salary for each position, in no event to exceed $3 million.

    LONG-TERM INCENTIVE COMPONENT

    The long-term incentive component of the Plan provides for the grant of incentive and non-qualified stock options, SARs, performance units and/or restricted stock to key employees of the Company and its subsidiaries, and non-qualified stock options to the Company's non-management directors, as specifically described below. If the Plan is approved, a total of 8.5 million shares of common stock, of which no more than 1.5 million shares may be used for restricted stock awards, will be reserved for issuance. That number is subject to possible adjustment for stock dividends, stock splits and other changes in the Company's capitalization and corporate structure. The maximum number of shares of common stock or common stock equivalents that may be subject to an award under the Plan to any eligible participant may not exceed 2 million shares over any period of three consecutive fiscal years of the Company. The common stock subject to the Plan may be authorized but unissued shares or shares purchased or otherwise acquired by the Company for use in the Plan, as determined from time to time by the Committee.

    The long-term incentive component of the Plan is administered by the Committee. Subject to the provisions of the Plan and the approval of the Board of Directors, the Committee determines which key employees, if any, will be granted awards, and the type, amount and timing of the awards. Awards granted by the Committee may consist of incentive stock options, non-qualified stock options, restricted stock, SARs which may be payable in cash or the Company's common stock, performance units or any combination of the above. Awards of non-qualified stock options to non-management directors are not discretionary. Currently, the Company does not award SARs or performance units. The Company's award strategy consists of stock options and the limited use of restricted stock.

    All stock options and SARs will become fully exercisable, all performance units will be payable, and all restrictions on restricted stock awards will expire upon the occurrence of the Acceleration Events described in Appendix A.

    Stock options, SARs, restricted stock awards and performance units granted under the Plan are non-transferable except by gift to certain immediate family members and with approval of the Committee, by will, by the laws of descent and distribution, or by a qualified domestic relations order (a "QDRO") as defined by the Code or ERISA, and during the grantee's lifetime may only be exercised by the grantee or by the guardian or legal representative of such grantee or pursuant to a QDRO. In addition, stock options and SARs are only exercisable, restricted stock awards are only earned and performance units are only payable while the grantee is an employee or director, as applicable, of the Company, or, for stock options and SARs, within three or twelve months of the date of termination of employment depending on the reason for termination. Except for awards to non-management directors, the exercise period for stock options and SARs may be extended by the Committee. The extension period may not exceed 60 months following termination. Restricted stock awards and performance units are earned on a pro-rata basis if termination occurs due to death, disability or retirement before certain financial objectives are met, and immediately if only length of service objectives must still be met by the participant.

    For grants to participants other than non-management directors, and subject to the terms of the Plan, the Committee has discretion to accept the surrender of or modify outstanding awards and grant new awards in substitution for them, provided that the modification does not adversely alter or impair any rights or obligations without the participant's consent and does not constitute "repricing" as such term is defined in 17 CFR 229.402(i)(1).

    The Plan permits participants to elect to pay their taxes due upon the exercise of options or SARs or upon the vesting of restricted stock awards through the withholding of a portion of the shares issuable with a fair market value equal to the taxes due. In connection with any grant or exercise of an award, the Plan also permits the Committee to provide for a supplemental cash payment to participants, excluding non-management directors. Any such payment may not be greater than the lesser of: (a) the difference between the option price and the fair market value of the underlying shares on the date the option is exercised (the "spread"); or (b) the spread multiplied by the ratio of the maximum federal income tax rate payable by an employee on the spread to 50 percent (except that, with respect to restricted stock, SARs or performance units, the spread shall be the difference between the amount paid for the restricted stock, SAR or performance unit, as applicable, and the fair market value of the common stock (or cash) distributed).

    STOCK OPTIONS. Incentive stock options and non-qualified stock options (collectively "Stock Options") granted under the Plan must be granted at a per share option price at least equal to the fair market value per share of the common stock on the date of grant. The option price may be paid in cash, in shares of common stock or through the surrender of Stock Options or SARs, or, for non-qualified stock options, other contingent awards determined to be consistent with Plan purposes and applicable law, as specified by the Committee at the time of the grant.

    The term of any Stock Option may not exceed ten years. The Committee retains the right to establish vesting schedules for each award. It is anticipated that Stock Options will become exercisable as under the predecessor plan, with 50 percent of the total number of shares covered by the Stock Option becoming exercisable on the third anniversary of the date the Stock Option is granted, and an additional 25 percent of the shares becoming exercisable on each of the fourth and fifth anniversaries of the grant, unless the Committee specifies otherwise at the time of grant.

    Incentive stock options granted under the Plan are entitled to special tax treatment under Section 422 of the Code. The grant of an incentive stock option will not result in taxable income to the optionee or an income tax deduction for the Company either at the time of grant or at the time of exercise. However, when an optionee exercises an incentive stock option, he or she must generally include as alternative minimum taxable income in the year of exercise the difference between the fair market value of the shares on the date of the exercise and the option price. If the optionee does not dispose of the shares of common stock received upon exercise of incentive stock options within two years after the incentive stock option is granted and holds the shares at least one year after exercise, he or she will realize long-term capital gain or loss on the sale of such shares, and the Company will not be entitled to an income tax deduction. Otherwise, the optionee must report in the year of disposition the difference between the fair market value of the shares on the date of exercise (or the amount realized, if less) and the option price as ordinary income. Any gain realized on the disposition in excess of the amount treated as ordinary income will be treated as a capital gain. The Company will be allowed a federal income tax deduction equal to the ordinary income, if any, recognized by the optionee.

    Non-qualified stock options granted under the Plan are not entitled to special tax treatment under Section 422 of the Code. The grant of a non-qualified stock option will not result in taxable income to the optionee or an income tax deduction to the Company at the time of grant. An optionee who exercises a non-qualified stock option will generally recognize ordinary income in the year of exercise in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option price. The Company is permitted an income tax deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-qualified stock option.

    Each active non-management director will receive an initial option to purchase 5,000 shares of Company stock at the director's first Board of Directors meeting after election as a director, or, for current directors, on the date of approval of the Plan. Active non-management directors will also receive an option to purchase 2,000 shares of Company stock at each subsequent Annual Meeting of Shareholders.

    RESTRICTED STOCK AWARDS. Under the Plan, the Committee may also grant restricted stock awards to key employees under stock agreements imposing sale, transfer or encumbrance restrictions for a specified period of time, or such other restrictions as the Committee may determine, including forfeiture provisions in the event the participant's employment terminates before a certain date. Restricted stock awards will be earned by an employee as certain management objectives established at the time of grant (the "Management Objectives") are met. The Management Objectives may be the participant's length of service and/or specified levels of earnings, return on assets, leverage ratio, earnings-per-share, overhead ratio, loan loss reserve ratio, or return on equity achieved by the Company or the subsidiary, department or function of the

Company in which the participant is employed, whether in relation to the Company's business plan or as against an industry peer group. If the participant's employment terminates prior to the end of the performance period and the Committee determines that the applicable Management Objectives have been met, the participant will be deemed to have earned a pro-rata portion of the award based on the number of months employed compared to the number of months in the performance period.

    The grant of restricted stock awards will not result in taxable income to the participant or an income tax deduction for the Company until the restricted stock is transferable or is not subject to a substantial risk of forfeiture. When the restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will report as ordinary income and the Company will be allowed an income tax deduction equal to the fair market value of the stock at that time.

    Except for restrictions upon the sale, transfer or encumbrance of shares, the recipient of a restricted stock award will have all other rights of a holder of common stock, including dividend rights and voting rights, except that the recipient will have no voting rights until Management Objectives, other than length of service, have been met. Dividends payable on restricted stock awards subject to Management Objectives other than length of service will be accumulated but not paid to a participant until such Management Objectives are met. If a share of restricted stock subject to Management Objectives other than length of service is forfeited, accumulated dividends on this share of restricted stock will also be forfeited by the participant and will revert to the Company.

    STOCK APPRECIATION RIGHTS. The Plan will permit the Committee to award SARs to participants. The exercisability, vesting, duration and other terms and conditions of SARs shall be determined by the Committee, but in no event may the term of a SAR exceed ten years. No SAR may be exercised until six months have elapsed since the date of grant, unless the death or disability of a participant occurs within such six month period. Upon exercise of a SAR, a participant shall receive an amount determined by multiplying: (a) the excess of the fair market value of a share of the Company's common stock on the date preceding the date of exercise of such SAR over the per share exercise price of any Stock Option granted in connection with the SAR by (b) the number of shares of common stock as to which the SAR is being exercised. The Committee has discretion to determine whether a SAR is payable in common stock, cash or a combination of both.

    PERFORMANCE UNITS. The Plan will give the Committee discretion to award performance units to participants. Each performance unit has a cash value equal to the fair market value of one share of the Company's common stock. The Committee has discretion to determine the terms and conditions of a performance unit award, including the number of performance units granted to a participant and the Management Objectives as defined above which must be achieved by the participant before the performance unit is payable. During the performance period, a participant may have the right to receive amounts equal to dividends paid on the Company's common stock as determined by the Committee at the time of the grant. Upon the expiration of the applicable performance period and the Committee's determination that the Management Objectives have been met, the Company shall distribute cash to the participant equal to the fair market value of one share of the Company's common stock on the date of distribution multiplied by the number of performance units earned. If the participant's employment terminates prior to the end of the performance period and the Committee determines that the applicable Management Objectives have been met, the participant will be deemed to have earned a pro-rata portion of the award based on the number of months employed compared to the number of months in the performance period.

    The Board of Directors believes that the Plan will give the Company flexibility to motivate, reward and retain key employees, senior management and directors who contribute to the Company's annual and long-term success in building shareholder value. Shareholder approval will also allow for the deductibility by the Company of performance-based compensation paid under the Plan to the named executive officers.

                                     * * *

    In order to be approved, and in order to qualify as a performance-based plan under the IRS regulations, the Plan must receive the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting of Shareholders, provided that a quorum is present. Votes shall be counted as described in VOTING PROCEDURES on page 1. Proxies solicited by the Board will be voted for approval of the Plan, unless shareholders specify a contrary choice in their proxies.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S PERFORMANCE-BASED INCENTIVE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain directors and officers of the Company and companies with which they are associated are customers of and have banking transactions with the Company's subsidiary banks in the ordinary course of business. All such transactions involving loans and loan commitments to officers or directors or companies with which they are associated have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of managements of the subsidiary banks, have not involved more than the normal risk of collectibility or presented other unfavorable features.

    The law firm of Mahoney Adams & Criser, P.A., of which Marshall M. Criser is a member, has rendered legal services to the Company and certain of its subsidiaries, for which it received approximately $1.7 million in 1996. This amount does not include fees paid by customers of subsidiaries.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The firm of Arthur Andersen LLP served as the independent accountants for the Company for the fiscal year ending December 31, 1996. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

    Shareholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders should deliver a written copy of their proposal to the principal executive offices of the Company no later than October 30, 1997. Proposals should be directed to Catherine C. Cosby, Corporate Secretary, Barnett Banks, Inc., Post Office Box 40789, Jacksonville, Florida 32203-0789. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

                            ANNUAL REPORT; FORM 10-K

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 is being provided to each shareholder with delivery of this proxy statement. Additional copies of the Annual Report to Shareholders or copies of the Company's Annual Report on Form 10-K, filed with the SEC, may be obtained by writing to the Corporate Communications Department of the Company,
P. O. Box 40789, Jacksonville, Florida 32203-0789.

                              COST OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a cost of approximately $5,000 plus reimbursement of out-of-pocket expenses. In addition, the Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or electronic transmission by directors, officers, and other employees of the Company.

Dated: February 28, 1997

    SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICE, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT RESPONSE IS APPRECIATED.

                                                                      APPENDIX A

                        PERFORMANCE-BASED INCENTIVE PLAN
                                       OF
                              BARNETT BANKS, INC.
                                   I. GENERAL

    1.1  PURPOSE OF THE PLAN

    The 1997 Performance-Based Incentive Plan (the "Plan") of Barnett Banks, Inc. (the "Company") is intended to advance the best interests of the Company and its subsidiaries by providing annual and long-term incentives to senior management and key employees who have substantial responsibility for corporate management and growth. Specifically, the annual incentive component of the Plan provides for performance-based cash incentive awards to senior management and the long-term incentive component of the Plan provides for performance-based incentive awards to key employees through the grant of options to purchase shares of common stock, $2.00 par value, of the Company (the "Common Stock"), restricted stock, stock appreciation rights and performance units, thereby increasing the personal stake of participants in both the annual and long-term success and growth of the Company and encouraging them to remain in the employ of the Company. In addition, the long-term incentive component of the Plan provides for performance-based incentive awards to non-employee members of the Board of Directors ("Directors") through the grant of options to purchase Common Stock.

    1.2  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Executive Compensation and Management Development Committee or other designated committee (the "Committee") of the Board of Directors of the Company which shall consist solely of two or more directors meeting the definition of outside directors under Treas. Reg. Section 1.162-27(e)(3).

    The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the Plan as it may deem advisable, to adopt such rules and regulations for carrying out the Plan as it may deem advisable; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

    The Committee shall meet once each fiscal year, and at such additional times as it may determine or at the request of the chief executive officer of the Company, to designate the eligible participants, if any, to be granted awards under the Plan and the type and amount of such awards and the time when such awards will be granted. No such designation by the Committee shall be effective as a grant of an award under the Plan until approved by the Board of Directors of the Company; provided, however, that the Board of Directors may empower the Committee to grant such awards without approval by the Board of Directors. Awards of stock options to Directors under the long-term incentive component of the Plan are not discretionary. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

    1.3  ELIGIBLE PARTICIPANTS

    Officers and senior management of the Company and its subsidiaries shall be eligible to participate in the annual incentive component of the Plan. Key employees, including officers and senior management of the Company and its subsidiaries, shall be eligible to participate in the long-term incentive component of the Plan. Any recipient of an award under this Plan is hereinafter referred to as a "Participant". Directors who are not employees of the Company or its subsidiaries are eligible to participate in the Plan only to the extent and in the manner described in Section 7.5 below.

    1.4  ANNUAL INCENTIVE COMPONENT

    The Committee establishes written, objective financial goals for the executive officers named in the Summary Compensation Table of the Company's proxy statement (the "Named Executive Officers") at the beginning of each year. Financial goals for the Named Executive Officers may include Company earnings-per-share ("EPS"), return on equity, overhead ratio, asset quality and product sales. Goals include threshold, target and maximum performance levels and corresponding award payouts. Goals are based on the Company's business plan as approved by the Board of Directors of the Company. Before any payout can occur, the Committee must certify that performance goals were satisfied. Senior management is also eligible to participate in the annual incentive component of the Plan, but with accountability for various business unit measures such as earnings, return on equity, overhead ratio, asset quality and product sales and specific individual objectives, as well as Company financial goals.

    The maximum annual incentive is set at 200 percent of salary for each position, in no event to exceed $3 million. Awards under the annual incentive component are in the form of cash.

    1.5  AWARDS UNDER LONG-TERM INCENTIVE COMPONENT

    Awards under the long-term incentive component of the Plan may be in the form of Incentive Stock Options (as described in Article II), Non-Qualified Stock Options (as described in Article III), Restricted Stock (as described in
Article IV), Stock Appreciation Rights (as described in Article V), Performance Units (as described in Article VI) or any combination thereof. Awards to Directors may only be in the form of Non-Qualified Stock Options (as described in Article III).

    1.6  LIMITATION ON AWARDS UNDER LONG-TERM INCENTIVE COMPONENT

    The aggregate number of shares of Common Stock and restricted stock, including but not limited to shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan may not exceed 8.5 million shares. Of this aggregate limit, the aggregate number of shares of restricted stock which may be granted or issued under the terms of the Plan may not exceed 1.5 million shares. The maximum number of shares of Common Stock that may be subject to grants under the long-term incentive component of the Plan to a Participant may not exceed 2 million shares of Common Stock over any period of three (3) consecutive fiscal years of the Company. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised or vested, or without payment having been made in respect of the entire grant, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

    Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

    1.7  OTHER COMPENSATION PROGRAMS

    The adoption of the Plan contemplates the continuation of all existing incentive compensation plans of the Company, except the Amended and Restated 1989 Long Term Incentive Plan and the Annual Incentive Plan, which were discontinued upon approval of the Plan by the Company's shareholders, and in no way limits or is limited by the operation, administration or amendment of any such plans. The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating employees of the Company in such other forms and amounts as it may determine from time to time.

                          II. INCENTIVE STOCK OPTIONS

    2.1  TERMS AND CONDITIONS

    Subject to the following provisions in this Article II, all Incentive Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine and shall be awarded under the long-term incentive component of the Plan.

    2.2  QUALIFIED STOCK OPTIONS

    Incentive Stock Options shall, at the time of grant, be in such form and upon such terms and conditions as may be required in order that such options will constitute Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    2.3  OPTION PRICE

    The option price per share shall be at least the Fair Market Value (as defined in section 8.13 of this Plan) of the Common Stock on the date the Incentive Stock Option is granted.

    2.4  TERM OF OPTION

    The term of an Incentive Stock Option shall not exceed ten (10) years from the date of grant.

    2.5  PAYMENT

    Payment for shares for which an Incentive Stock Option is exercised shall be made in such manner and at such time or times as shall be provided by the Committee at the time of grant, in cash, in Common Stock, including restricted stock, through the surrender of stock options or stock appreciation rights, or any combination thereof.

    2.6  EXERCISE OF OPTION

    Incentive Stock Options shall be exercisable in whole or in part after completion of such periods of service as the Committee shall specify when granting the options; provided, however, that in the absence of any Committee specification to the contrary, and subject to Sections 2.7 and 2.8, (1) fifty percent (50%) of the shares subject to the Incentive Stock Option shall become exercisable with respect to such shares on the third anniversary of the date of grant of the Incentive Stock Option and (2) on each of the next two anniversaries of the date of the grant, an additional twenty five percent (25%) of the shares subject to the Incentive Stock Option shall become exercisable with respect to such shares.

    In no event, however, and notwithstanding Sections 2.7 and 2.8, shall an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant.

    2.7  TERMINATION OF EMPLOYMENT

    A Participant's Incentive Stock Options shall expire three months after the termination of the Participant's employment for any reason other than death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), and shall be limited to the shares of Common Stock which could have been purchased by the Participant at the date of termination of employment.

    2.8  TERMINATION OF EMPLOYMENT BY REASON OF DEATH, DISABILITY OR RETIREMENT

    Upon the termination of a Participant's employment by reason of death, disability (as determined by the Committee), or normal retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), Incentive Stock Options held at the termination date by such Participant shall be exercisable, irrespective of whether the options were fully exercisable in accordance with Section 2.6 on that date. The Participant's Incentive Stock Options shall expire unless exercised within one year from the date of such termination unless otherwise established by the Committee.

    In the case of termination of a Participant's employment (1) with at least 20 years of employment or (2) by reason of early retirement within the meaning of the applicable retirement plan, Incentive Stock

Options which may be exercised shall be limited to the shares which could have been purchased by the Participant at the date of such early retirement, except that the Committee, in its discretion, may waive the vesting requirements of
Section 2.6. The Participant's Incentive Stock Options shall expire unless exercised within one year from the date of such termination.

    Notwithstanding the foregoing, the tax treatment available pursuant to
Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a Participant who exercises any Incentive Stock Option more than three months after termination of employment due to retirement, or who, in the event of waiver of the vesting requirements upon termination with 20 years of employment or upon early retirement, obtains the right to exercise for the first time Incentive Stock Options having an aggregate fair market value, determined at the date of issue, exceeding $100,000.

    The Committee may, at any time on or before the termination of the exercise period of the Participant's Incentive Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in this section. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is 60 months following the date of the Participant's termination of employment. If such extension could adversely affect the Participant's federal income tax treatment of the Incentive Stock Option at the time of extension or exercise, the extension shall only be made with the consent of the Participant. In no event may the term of an Incentive Stock Option, including extensions, exceed the term set forth in Section 2.4.

    2.9  SPECIAL RULE FOR 10 PERCENT SHAREHOLDERS

    If, at the time an Incentive Stock Option is granted, a Participant owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the terms of the Incentive Stock Option shall specify that the option price shall at the time of grant be at least 110 percent of the Fair Market Value of the stock subject to the option and such option shall not be exercisable after the expiration of five (5) years from the date such option is granted.

    2.10  NOTICE OF DISPOSITION

    If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of a share or shares of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two year period commencing on the day after the date of the grant or within the one year period commencing on the day after the date of transfer of such share or shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof by delivery of written notice to the Company at its principal executive office.

    2.11  ACCELERATION EVENT

    Notwithstanding anything herein to the contrary, if an Acceleration Event (as defined in Section 8.14) has occurred, then all of the shares subject to the Incentive Stock Option shall immediately become exercisable with respect to such shares on the date such Acceleration Event occurred.

                        III. NON-QUALIFIED STOCK OPTIONS

    3.1  TERMS AND CONDITIONS OF OPTIONS

    Subject to the following provisions, all Non-Qualified Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine. Non-Qualified Stock Options shall be awarded under the long-term incentive component of the Plan.

    3.2  NON-QUALIFIED STOCK OPTIONS

    The terms of a Non-Qualified Stock Option shall, at the time of grant, provide that it will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

    3.3  OPTION PRICE

    The option price per share shall be at least the Fair Market Value of the Common Stock on the date the Non-Qualified Stock Option is granted.

    3.4  TERM OF OPTION

    The term of a Non-Qualified Stock Option shall not exceed ten (10) years from the date of grant.

    3.5  PAYMENT

    Payment for shares for which a Non-Qualified Stock Option is exercised shall be made in such manner and at such time or times as shall be provided by the Committee at the time of grant, in cash, in Common Stock, including restricted stock, through the surrender of stock options or stock appreciation rights, or any combination thereof, or other contingent grants which the Committee determines is consistent with the Plan's purposes and applicable law.

    3.6  EXERCISE OF OPTION

    Non-Qualified Stock Options shall be exercisable in whole or in part after completion of such periods of service as the Committee shall specify when granting the options; provided, however, that in the absence of any Committee specification to the contrary, and subject to Sections 3.7 and 3.8, (1) fifty percent (50%) of the shares subject to the Non-Qualified Stock Option shall become exercisable with respect to such shares on the third anniversary of the date of grant of the Non-Qualified Stock Option and (2) on each of the next two anniversaries of the date of the grant, an additional twenty-five percent (25%) of the shares subject to the Non-Qualified Stock Option shall become exercisable with respect to such shares. In no event, however, and notwithstanding Sections
3.7 and 3.8, shall a Non-Qualified Stock Option be exercised after the expiration of ten (10) years from the date of grant.

    3.7  TERMINATION OF EMPLOYMENT

    A Participant's Non-Qualified Stock Options shall expire three months after the termination of the Participant's employment for any reason other than death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), and shall be limited to the shares which could have been purchased by the Participant at the date of termination of employment.

    3.8  TERMINATION OF EMPLOYMENT BY REASON OF DEATH, DISABILITY OR RETIREMENT

    Upon the termination of a Participant's employment by reason of death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), Non-Qualified Stock Options held at the termination date by such Participant shall be exercisable, irrespective of whether the options were fully exercisable in accordance with Section 3.6 on that date. The Participant's Non-Qualified Stock Options shall expire unless exercised within one year from the date of such termination unless otherwise established by the Committee.

    The Committee may, at any time on or before the termination of the exercise period of the Participant's Non-Qualified Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in this section. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is 60 months following the date of the Participant's termination of employment. In no event may the term of a Non-Qualified Stock Option, including extensions, exceed the term set forth in Section 3.4.

    3.9  ACCELERATION EVENT

    Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all of the shares subject to the Non-Qualified Stock Option shall immediately become earned and the Non-Qualified Stock Option shall become exercisable with respect to such shares on the date such Acceleration Event occurred.

                          IV. RESTRICTED STOCK AWARDS

    4.1  RESTRICTIONS

    Restricted Stock may be granted to a Participant by the Committee under a Restricted Stock agreement. Such agreement shall specify the number of shares granted and the conditions and terms of the restrictions. Such restrictions shall lapse for all or part of the shares granted upon satisfaction of specified Management Objectives (as defined below) within a specified Performance Period (as defined below). Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant and deposited with the Company or its designee during the Performance Period. Restricted Stock shall be awarded under the long-term incentive component of the Plan.

    4.2  MANAGEMENT OBJECTIVES

    Restricted Stock shall be deemed to have been earned by a Participant based upon achievement of Management Objectives specified by the Committee at the time of grant. Management Objectives may be the Participant's length of service and/or specified levels of earnings, return on assets, overhead ratio, earnings-per-share, leverage ratio, loan loss ratio, or return on equity achieved by the Company or any subsidiary, department or function of the Company in which the Participant is employed, whether in relation to the Company's business plan or as against an industry peer group. Management Objectives relating to any particular grant of Restricted Stock need not be the same as those relating to any other grant, whether made at the same or a different time.

    4.3  PERFORMANCE PERIOD

    The Performance Period with respect to Restricted Stock shall be the period of time within which the Management Objectives relating to that grant are to be achieved. The Committee shall determine the length of the Performance Period, which shall commence on the date of grant of Restricted Stock and shall be at least one year.

    4.4  EARNING OF RESTRICTED STOCK

    The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, determine the extent to which the restrictions on Restricted Stock have lapsed through Participant's achievement of the relevant Management Objectives other than length of service. Upon determination by the Committee that relevant Management Objectives other than length of service have been achieved, the number of shares of Restricted Stock shall be fixed and accumulated dividends shall be paid as set forth in Section 4.5. Restricted Stock shall not be considered earned until such time as all restrictions lapse.

    4.5  RIGHTS AS SHAREHOLDER

    Except as otherwise provided in this Article IV, the Participant shall have all rights as a shareholder, including dividend rights and voting rights with respect to the Restricted Stock. During the Performance Period and subject to the restrictions set forth in this Article IV, a Participant has the right to receive the dividends paid on the Common Stock at the same time and in the same amount as other shareholders of the Company; provided, however, that any dividends payable on Restricted Stock subject to Management Objectives other than length of service shall be accumulated and become payable when such Management Objectives other than length of service have been met in accordance with Section 4.4. If the Committee determines that the Management Objectives other than the length of service have not been met within the Performance Period, dividends on any such unearned Restricted Stock shall revert to the Company. Restricted Stock subject to Management Objectives other than length of service shall have no voting rights.

    4.6  TERMINATION OF EMPLOYMENT

    If any Participant's employment has terminated due to the Participant's death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee) prior to the end of a Performance Period, and the Committee has determined that applicable Management Objectives other than length of service have been achieved, the extent to which Restricted Stock shall be deemed to have been earned shall be determined by multiplying the amount of the Restricted Stock which would have been earned had the Participant's employment not been terminated by a fraction, the numerator of which is the number of full calendar months such Participant was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period. All length of service Management Objectives shall immediately be satisfied upon the Participant's death or disability, or upon retirement within the meaning of the Supplemental Executive Retirement Plan ("SERP"), if applicable, or other applicable retirement plan.

    4.7  ACCELERATION EVENT

    Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all restrictions on the Restricted Stock shall lapse on the date such Acceleration Event occurred regardless of whether the Management Objectives with respect to such Restricted Stock have yet been satisfied.

                          V. STOCK APPRECIATION RIGHTS

    5.1  IN GENERAL

    The Committee may, in its discretion, either alone or in connection with the grant of an Incentive Stock Option or a Non-Qualified Stock Option (collectively referred to in this Article V as an "Option"), grant to Participants Stock Appreciation Rights, the terms and conditions of which shall be set forth in a Stock Appreciation Rights agreement. If granted in connection with an Option, Stock Appreciation Rights shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except as provided in this Article V, be subject to the same terms and conditions as the related Option. Awards of Stock Appreciation Rights shall be made under the long-term incentive component of the Plan.

    5.2  TIME OF AWARD

    A Stock Appreciation Right may be granted: (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

    5.3  STOCK APPRECIATION RIGHT RELATED TO AN OPTION

    (a) Exercise. Subject to Section 5.7, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of the Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

    (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the day immediately preceding the date of exercise of such Stock Appreciation Right over the per share purchase price under the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Stock Appreciation Rights agreement evidencing the Stock Appreciation Right at the time it is granted.

    (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

    5.4  STOCK APPRECIATION RIGHTS UNRELATED TO AN OPTION

    (a) Terms and Conditions. The Committee may grant to Participants Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 5.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the day immediately preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, by (ii) the number of shares of Common Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Stock Appreciation Rights agreement evidencing the Stock Appreciation Right at the time it is granted.

    (b) Termination of Employment. Stock Appreciation Rights unrelated to Options shall expire three months after the termination of the Participant's employment for any reason other than death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), and shall be limited to the Stock Appreciation Rights which could have been exercised by the Participant at the date of termination of employment.

    (c) Termination of Employment by Reason of Death, Disability or Retirement. Upon the termination of a Participant's employment by reason of death, disability (as determined by the Committee), or normal retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), Stock Appreciation Rights held at the termination date by such Participant shall be fully exercisable, irrespective of whether some or all of the Stock Appreciation Rights were fully exercisable in accordance with the Stock Appreciation Rights agreement on that date. The Participant's Stock Appreciation Rights shall expire unless exercised within one
(1) year from the date of such termination.

    In the case of termination of a Participant's employment by reason of early retirement within the meaning of the applicable retirement plan, Stock Appreciation Rights which may be exercised shall be limited to the Stock Appreciation Rights which could have been exercised by the Participant at the date of such early retirement, except that the Committee, in its discretion, may waive the vesting requirements of such Stock Appreciation Rights. The Participant's Stock Appreciation Rights shall expire unless exercised within one
(1) year from the date of such termination.

    The Committee may, at any time on or before the termination of the exercise period of the Participant's Stock Appreciation Rights, extend the exercise period if the Participant's employment is terminated for a reason specified in this section. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is sixty (60) months following the date of the Participant's termination of employment. In no event may the term of a Stock Appreciation Right, including extensions, exceed the term of the Stock Appreciation Right established by the Committee at the time of the grant.

    5.5  METHOD OF EXERCISE

    Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered to the Committee (in care of the Secretary of the Company) at the Company's principal executive office, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Stock Appreciation Rights Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Stock Appreciation Rights agreement to the Participant.

    5.6  FORM OF PAYMENT

    Payment of the amount determined under Sections 5.3(b) or 5.4(a) may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the day immediately preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Common Stock. If the Committee determines to make full payment in Common Stock and the amount payable results in a fractional share of Common Stock, payment for the fractional share of Common Stock will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right to an officer of the Company or of its subsidiaries who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either: (a) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings; or (b) pursuant to an irrevocable election to receive cash made at least six months prior to the exercise of such Stock Appreciation Right.

    5.7  RESTRICTIONS

    No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, except that this restriction shall not apply in the event of death or disability (as determined by the Committee) of the Participant occurring before the expiration of the six month period.

    5.8  ACCELERATION EVENT

    Notwithstanding anything contained in this Plan to the contrary, in the event of an Acceleration Event, subject to Section 5.7, all Stock Appreciation Rights shall become immediately and fully exercisable.

                             VI. PERFORMANCE UNITS

    6.1  TERMS AND CONDITIONS OF AWARD

    One Performance Unit shall have a cash value equal to the Fair Market Value of one share of Common Stock. The number of Performance Units to which the Participant is entitled is based upon achievement of certain Management Objectives (as defined in Section 6.2) over a Performance Period (as defined in
Section 6.3) as determined by the Committee at the time of grant and as set forth in a Performance Unit agreement. The Performance Unit agreement shall specify the number of Performance Units granted and the Management Objectives and applicable Performance Period. Awards of Performance Units shall be made under the long-term incentive component of the Plan.

    6.2  MANAGEMENT OBJECTIVES

    Performance Units shall be deemed to have been earned by a Participant based upon fulfillment of Management Objectives specified by the Committee at the time of grant. The Management Objectives may be the Participant's length of service and/or specified levels of earnings, return on assets, leverage ratio, loan loss reserve ratio, earnings-per-share, overhead ratio or return on equity achieved by the Company or any subsidiary, department or function of the Company in which the Participant is employed. Management Objectives relating to any particular grant of a Performance Unit need not be the same as those relating to any other grant, whether made at the same or a different time.

    6.3  PERFORMANCE PERIOD

    The Performance Period with respect to any Performance Unit shall be the period of time within which the Management Objectives relating to that grant are to be achieved (which shall be no less than twelve (12) months). The Committee shall determine the length of the Performance Period, which shall commence on the date of grant of the Performance Units.

    6.4  EARNING OF AWARD

    The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, determine the extent to which the Management Objectives have been achieved prior to the expiration of the Performance Period and, if such Management Objectives have been achieved, the restrictions on such Performance Units may, in the discretion of the Committee, be deemed to have been satisfied prior to the expiration of the Performance Period. Upon the expiration of the Performance Period, if the Committee determines that the Management Objectives have not been met, the Performance Units shall revert to the Company.

    6.5  RIGHTS AS SHAREHOLDER

    During the Performance Period and subject to the restrictions set forth in
Article VI, a Participant may have the right, as determined by the Committee at the time of the grant, to receive an amount equal to the dividends paid on the Common Stock at the same time and in the same amount as other shareholders of the Company (by assuming that, for purposes of such dividend, each Performance Unit is equivalent to one share of Common Stock).

    6.6  TERMINATION OF EMPLOYMENT

    If any Participant's employment has terminated due to the Participant's death, disability or retirement within the meaning of the applicable retirement plan prior to the end of the Performance Period, and the Committee has determined that applicable Management Objectives have been met, the extent to which Performance Units shall be deemed to have been achieved shall be determined by multiplying the amount of the Performance Units which would have been earned had the Participant's employment not been terminated by a fraction, the numerator of which is the number of full calendar months such Participant was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period.

    6.7  FORM OF PAYMENT

    In accordance with Section 6.4, upon the expiration of the Performance Period and the determination by the Committee that the Management Objectives established by the Committee at the time of grant of the Performance Units have been met, the Company shall distribute cash to the Participant in an amount equal to the number of Performance Units multiplied by the Fair Market Value of the Common Stock as of the date of distribution.

    6.8  ACCELERATION EVENT

    Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all restrictions on the Performance Units shall be deemed to have been satisfied as of the date of the Acceleration Event, and such Performance Units shall become fully payable on the date such Acceleration Event occurred.

               VII. STOCK OPTION AWARDS TO NON-EMPLOYEE DIRECTORS

    7.1  TERMS AND CONDITIONS OF OPTIONS

    Subject to the following provisions, all stock option awards granted to Directors ("Director Awards") under this Article VII shall be in such form and upon such terms and conditions described herein.

    7.2  NON-QUALIFIED STOCK OPTIONS

    The terms of a Director Award shall, at the time of grant, provide that it will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

    7.3  OPTION PRICE

    The option price per share shall be at least the Fair Market Value of the Common Stock on the date the Director Award is granted.

    7.4  TERM OF OPTION

    The term of a Director Award shall not exceed ten (10) years from the date of grant.

    7.5  AWARDS TO DIRECTORS

    Each active non-employee Director shall receive an initial option to purchase 5,000 shares of Company stock upon the date of the first Board of Directors meeting after his or her election as a new Director, or at the 1997 Annual Meeting of Shareholders for current Directors. At each subsequent Annual Meeting of Shareholders, then active Directors will receive an option to purchase of 2,000 shares of Company stock.

    7.6  PAYMENT

    Payment for shares upon exercise of a Director Award shall be in such manner and at such time or times as shall be determined by the Committee at the time of grant, in cash, in Common Stock, including Restricted Stock, through the surrender of Stock Options or Stock Appreciation Rights, or any combination thereof, or by or through other contingent grants which the Committee determines are consistent with the Plan's purposes and applicable law.

    7.7  EXERCISE OF OPTION

    Director Awards shall be exercisable in whole or in part to the extent, and subject to this section and Section 7.8, as follows: (i) fifty percent (50%) of the shares subject to the Director Awards shall become exercisable on the third anniversary of the date of grant of the Director Awards and (ii) an additional twenty-five percent (25%) of the shares subject to the Director Awards shall become exercisable on each of the next two anniversaries of the date of grant. In no event, however, and notwithstanding anything in this section or Section
7.8 to the contrary, shall a Director Award be exercised after the expiration of ten (10) years from the date of grant.

    7.8  TERMINATION OF SERVICE AS DIRECTOR

    A Participant's Director Award shall expire three months after the termination of the Director's service as a member of the Board of Directors of the Company (or as may sooner occur under Section 7.4) for any reason other than death, disability or retirement (defined as the termination of services as a Director after at least five (5) years of service as a Director), and shall be limited to the shares which could have been purchased by the Participant at the date of termination.

    7.9 TERMINATION OF SERVICE AS DIRECTOR BY REASON OF DEATH, DISABILITY OR RETIREMENT

    Upon the termination of a Director's services as a Director by reason of death, disability, or retirement (as defined in Section 7.8 above), Director Awards held at the termination date by such Director shall be exercisable by the Director or his or her estate (in the case of death), irrespective of whether the options were fully exercisable in accordance with Section 7.6 on that date. The Director's Director Award shall expire unless exercised within one year from the date of such termination, subject to Section 7.4.

    7.10  ACCELERATION EVENT

    Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all of the shares subject to the Director Award shall immediately become earned and the Director Award shall become exercisable with respect to such shares on the date of such Acceleration Event.

                          VIII. ADDITIONAL PROVISIONS

    8.1  GENERAL RESTRICTIONS

    Each grant under the long-term incentive component of the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that: (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

    8.2  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board of Directors shall make such adjustments as the Committee may recommend, and as the Board of Directors in its discretion may deem appropriate, in the number and kind of shares authorized under the long-term incentive component of the Plan, in the number, option price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

    8.3  AMENDMENTS

    The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by shareholders, may
(a) increase the total number of shares which may be issued under the long-term incentive component of the Plan, except as provided in Section 8.2 hereof, (b) change the class of employees of the Company to whom awards may be made, or (c) cause awards under the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any other federal or state statutory or regulatory requirements.

    8.4  MODIFICATION OR SUBSTITUTION

    For awards to Participants other than non-management directors and subject to the terms of the Plan, the Committee may modify outstanding awards or accept the surrender of outstanding awards and make new awards in substitution for them under the long-term incentive component of the Plan, provided that the modification does not adversely alter or impair any rights or obligations of the Participant without the Participant's consent and does not constitute "repricing" as such term is defined in 17 CFR 229.402(i)(1).

    8.5  CANCELLATION OF AWARDS

    Any grant under the long-term incentive component of the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof, provided the cancellation and reissuance does not constitute "repricing" as such term is defined in 17 CFR 229.402(i)(1).

    8.6  SHARES SUBJECT TO THE PLAN

    Shares distributed pursuant to the long-term incentive component of the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

    8.7  RIGHTS OF A SHAREHOLDER

    Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

    8.8  WITHHOLDING

    (a) The Company shall have the right to deduct from any distribution of cash or Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an Option exercise or payment of a grant (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the cash or shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving an Option, grant of Restricted Stock, or Stock Appreciation Rights (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) in the case of the exercise of an Option (A) the Participant makes the Tax Election at least six
(6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period") and
(C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or (iii) in the case of a Taxable Event relating to the payment of any award (A) the Participant makes the Tax Election at least six (6) months after the date the Restricted Stock or Stock Appreciation Rights were granted and (B) the Tax Election is made (x) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs, or (y) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event relating to the Restricted Stock or Stock Appreciation Rights. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (1) modify the provisions of this section as may be necessary to ensure that the Tax Elections will be exempt transactions under section 16(b) of the Exchange Act, and (2) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under section 16(b) of the Exchange Act.

    (b) Except in the case of Non-Qualified Stock Option grants to non-management directors, the Committee shall have the authority, at the time of grant of a Non-Qualified Stock Option, Restricted Stock, Stock Appreciation Right or Performance Unit under the Plan or at any time thereafter, including upon any event constituting an Acceleration Event (as hereinafter defined), to grant tax bonuses to designated Participants to be paid upon their exercise of Non-Qualified Stock Options or payment in respect of Restricted Stock, Stock Appreciation Rights or Performance Units granted hereunder. The amount of any such payments shall be determined by the Committee but shall not be greater than the lesser of: (a) the difference between the option price (as established pursuant to Section 3.3, subject to adjustment, if any, pursuant to Section 8.2) and the Fair Market Value, at the time of exercise of the option, of the shares of Common Stock acquired (the "Spread"); or (b) the Spread times a fraction the numerator of which is the maximum federal individual income tax rate payable by a Participant optionee on such Spread (at the date of exercise) and the denominator of which is 50 percent (except that, with respect to Restricted Stock, Stock Appreciation Rights or Performance Units, the "Spread," for purposes of applying this section, shall be the difference between the amount paid for the Restricted Stock, Stock Appreciation Right or Performance Unit, as applicable, and the Fair Market Value of the Common Stock (or cash) distributed). The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus (subject to the limits of this section) and the terms and conditions affecting the vesting and payment thereof. Such supplemental payment shall be made in cash.

    8.9  NONASSIGNABILITY

    Except as expressly provided in the Plan, no grant shall be transferable except: (i) by gift to the grantee's spouse or natural, adopted or step-children or grandchildren ("Immediate Family Members") or to a trust for the benefit of one or more of the grantee's Immediate Family Members or to a family charitable trust established by the grantee or the grantee's family, but only with the approval of the Committee; (ii) by will; (iii) by the laws of descent and distribution; or (iv) by a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any Stock Option award transferred by the grantee under Section (i) above may not be subsequently transferred by the transferee. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant or pursuant to a QDRO.

    8.10  NONUNIFORM DETERMINATIONS

    Determinations by the Committee under the Plan (including, without limitation and except for non-management directors, determinations of the persons to receive awards under either the annual or long-term incentive components of the Plan, the form, amount and timing of such awards, and the terms and provisions of such awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

    8.11  NO GUARANTEE OF EMPLOYMENT

    Awards under the Plan shall not constitute an assurance of continued employment for any period.

    8.12  EFFECTIVE DATE; DURATION

    The Plan shall become effective as of April 16, 1997, subject to approval by shareholders at the Company's Annual Meeting of Shareholders. No awards may be made under the Plan after April 15, 2002, but awards theretofore made may extend beyond such date.

    8.13  FAIR MARKET VALUE

    The phrase Fair Market Value on any date means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

    8.14  ACCELERATION EVENT

    Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, or if the Committee determines in its sole discretion that an Acceleration Event has occurred, then all Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights shall become fully exercisable and all restrictions on the Restricted Stock Award and Performance Units shall expire as of the date such Change in Control occurred or the Committee determines that an Acceleration Event has occurred.

    For purposes of the Plan, an Acceleration Event includes, but is not limited to, any Change in Control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

        (i) any person, as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (A) any employee plan established by the Company, which for these purposes shall be deemed to be the Company and any corporation, association, joint venture, proprietorship or partnership which is connected with the Company either through stock ownership or through common control, within the meaning of Sections 414(b) and (c) and 1563 of the Internal Revenue Code of 1986 as amended, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company) (a "Person"), is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

        (ii) during any period of up to two consecutive years (not including any period prior to the effective date of this Plan) individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director

    (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i),
    (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

       (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any corporation, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities); or

        (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

    8.15  SECURITIES LAWS

    All references to provisions of the federal securities laws are to such provisions as in effect on January 1, 1997, without regard to any subsequent amendments of, changes to or revocation of such provisions.

                          BARNETT OFFICE PARK LOCATION

    A map showing the location of the Barnett Office Park appears on the outside back cover of the Proxy Statement. The map measures approximately 5 inches square and reflects the location of the Barnett Office Park in relation to I-95; U.S. 1 and S.R. 115 (Southside Boulevard), as well as to other local landmarks including The Avenues Shopping Mall, the St. Johns River and downtown Jacksonville.

    The Barnett Office Park is located at 9000 Southside Boulevard, Jacksonville, Florida. The Annual Meeting will be held in the Multipurpose Room on the First Floor of Building 500. There is a parking garage adjacent to Building 500.

    (Please note: The Office Park can be entered only from Southside Boulevard, and not from U.S. 1 or I-95.)


/X/ PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR PROPOSALS 1 AND 2.
---------------------------------------------------------------------------------------------------------------------------------
                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
---------------------------------------------------------------------------------------------------------------------------------
                         FOR           WITHHELD                                   FOR  AGAINST  ABSTAIN         SPECIAL NOTE
                         / /             / /                                      / /    / /      / /           ------------
1. Election of                                             2. Approval of
   Directors.                                                 Performance-Based                                     Comments
   (see reverse)                                              Incentive Plan.                                   (see reverse) / /

For, except vote withheld from the following nominee(s):
                                                                                                  Will Attend Annual Meeting / /
--------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   Please sign exactly as name or names appear on
                                                                                    this proxy card. Executors, administrators,
                                                                                    trustees, or other representatives should so
                                                                                    indicate when signing. If a corporation,
                                                                                    please sign in corporate name by president or
                                                                                    other authorized officer. If a partnership,
                                                                                    please sign in partnership name by authorized
                                                                                    person.


                                                                                    ----------------------------------------------

                                                                                    ----------------------------------------------
                                                                                    Signature(s) of Shareholder(s)      Date

                                -- FOLD AND DETACH HERE --

                                    BARNETT BANKS, INC.

                              ANNUAL MEETING OF SHAREHOLDERS
                                     ADMISSION TICKET

                                APRIL 16, 1997, 10:00 A.M.

                                   BARNETT OFFICE PARK
                             (A MAP APPEARS ON THE BACK COVER
                                  OF THE PROXY STATEMENT)

                                   9000 SOUTHSIDE BLVD.
                                  JACKSONVILLE, FL 32256

AGENDA
 -  Call to Order
 -  Introduction of Directors and Officers
 -  Election of Directors
 -  Other Management Proposal
       Approval of Performance-Based Incentive Plan
 -  Tabulation and Results of Vote
 -  Chairman's Report
 -  General Question and Answer Period
 -  Adjournment

                    =================================================================================================
                       THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED
                       AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES
                       ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.
                    =================================================================================================

                           BARNETT BANKS, INC.

                             COMMON STOCK

      PROXY/VOTING INSTRUCTIONS SOLICITED BY BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDERS
P                             APRIL 16, 1997
R
O    The undersigned (the "shareholder"), having received the Notice and
X    Proxy Statement for the Annual Meeting of Shareholders, appoints James
Y     L. Broadhead, Thompson L. Rankin and John A. Williams, and each or any of them, as proxies, with full power of substitution, to represent the shareholder and to vote all shares of Common Stock of Barnett Banks, Inc. which the shareholder is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at 9000 Southside Boulevard, Jacksonville, Florida on Wednesday, April 16, 1997, at 10:00 a.m., local time, and any an all adjournments of the meeting, in the manner specified.

     Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than as set forth on this card.

     Your vote for election of Directors may be indicated on the reverse side of this card. Five Directors are to be elected at the meeting. The nominees of the Board of Directors are Marshall M. Criser, Jack B. Critchfield, Remedios Diaz Oliver, Allen L. Lastinger, Jr. and Stewart Turley.

     PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8075, EDISON, NEW JERSEY, 08818-9045. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

CORPORATE PROFILE
     Barnett Banks, Inc. is the leading financial institution in Florida and ranked in the top 25 in the United States. The Company offers a comprehensive line of banking and related financial services to retail and business customers in its primary markets of Florida and southern Georgia. In Florida, Barnett commands the leading market share in virtually every major banking line of business. Barnett's mortgage lending, consumer finance and indirect automobile finance units offer loans and leases nationwide.

     Barnett's stock is listed on the New York Stock Exchange.

MISSION STATEMENT
     The mission of Barnett is to create value for its owners, customers and employees as the nationally recognized standard in the financial services industry.

     Our focus will be on satisfying our customers' needs by capitalizing on our understanding of customers, providing a full range of financial services and emphasizing our commitment to local market management.

     Barnett will be a fully diversified financial services organization with the acknowledged leadership position in the evolving banking business in its markets and with a diversified group of other businesses throughout the nation.

DIRECT PURCHASE PLAN
     Barnett's SHAREHOLDER INVESTMENT PLAN is a convenient and cost-effective way to acquire Barnett common stock.

     / / No brokerage commissions are charged on purchases.

     / / Optional cash purchases of additional common stock can be made.

     / / Participation is voluntary, and you may withdraw at any time.

     / / Dividends can be automatically reinvested.

     / / The minimum initial investment is $1,000.00

     If you would like more information on this plan, please contact First Chicago Trust, Agent at 1-800-328-5822.